UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

April 2, 2012 (March 30, 2012)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2012, DJO Finance LLC (the “Company”) amended its senior secured credit facilities in order to issue an additional $105.0 million of term loans to refinance the remaining portion of the term loans currently outstanding under its senior secured credit facilities that were due on May 20, 2014. The Company used the net proceeds from the new term loans to repay approximately $103.5 million aggregate principal amount of existing term loans outstanding under its senior secured credit facilities and to pay related premiums, fees and expenses.

Amendment to the Senior Secured Credit Facilities

On March 30, 2012, the Company, an indirect wholly owned subsidiary of DJO Global, Inc., DJO Holdings LLC (“Holdings”) and certain other subsidiaries of the Company entered into the Refinancing Term Loan Amendment No.1 (the “Amendment”) relating to its Credit Agreement dated as of November 20, 2007 and amended and restated as of March 20, 2012 among the Company, Holdings, Credit Suisse AG (formerly known as Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto (collectively, the “Lenders”). Among other things, the Amendment provides for the issuance of an additional $105.0 million of term loans (the “Additional New Term Loans”) that will mature on the earlier of (x) September 15, 2017 or (y) August 15, 2014, if on such date the outstanding aggregate principal amount of the Company’s 10.875% senior unsecured notes due 2014 is not less than $150.0 million. The Amendment provides that the interest rate margins applicable to the Additional New Term Loans are, at the Company’s option, either (x) the Eurodollar rate plus 500 basis points or (y) a base rate plus 400 basis points. The LIBOR floor applicable with respect to the Eurodollar component of interest rates on borrowings of Additional New Term Loans is 1.25%.

Subject to certain exceptions, voluntary prepayments of the Additional New Term Loans within one year of the effective date of the Amendment are subject to a 1.00% “soft call” premium, while other voluntarily prepayments of outstanding loans under the senior secured credit facilities may be made at any time without premium or penalty, provided that voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.

The foregoing description of the Amendment is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the caption “Amendment to the Senior Secured Credit Facilities” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 10.1	Refinancing Term Loan Amendment No. 1, dated as of March 30, 2012, by and among the Company, Holdings, the Subsidiary Guarantors and Credit Suisse AG Cayman Islands Branch, as Administrative Agent and as Refinancing Term Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: April 2, 2012	By:	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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